                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                                 THIRD AMENDMENT
                                       TO
                               PURCHASE AGREEMENT

          THIS THIRD AMENDMENT, dated as of December 2, 2002 (this "Amendment"), to the Purchase Agreement dated as of May 14, 1999 (as in effect on the date hereof, the "Purchase Agreement"), between AMERISOURCEBERGEN DRUG CORPORATION (formerly known as AmeriSource Corporation), a Delaware corporation (the "Seller") and AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation ("ARFC" or the "Buyer"), is by and between the parties listed above. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Purchase Agreement (as amended hereby).

                                 R E C I T A L S

          WHEREAS, the Buyer and Seller have entered in the Purchase Agreement pursuant to which the Buyer has purchased ARFC Designated Receivables and related rights and interests from the Seller, which are Receivables generated at ARFC Designated Distribution Centers;

          WHEREAS, ARFC, the Servicer, the Guarantor, the Administrative Agent and the "Buyer" thereunder have entered into the Receivables Purchase Agreement pursuant to which ARFC has sold to the Administrative Agent (on behalf of the Owners) undivided percentage ownership interests in the ARFC Designated Receivables and related rights and interests purchased from the Seller pursuant to the Purchase Agreement;

          WHEREAS, AmerisourceBergen Drug Corporation ("ABDC"), as seller and BH2, as buyer have entered into the AmeriSource/BH2 Purchase Agreement pursuant to which BH2 has purchased BH2 Designated Receivables and related rights and interests from ABDC, which are Receivables generated by ABDC at BH2 Designated Distribution Centers;

          WHEREAS, BH2, as seller, Redwood Receivables Corporation, as conduit purchaser, ABDC, as servicer and General Electric Capital Corporation, as committed purchaser and as administrative agent have entered into the BH2/GE Receivables Purchase Agreement, pursuant to which BH2 has sold undivided percentage ownership interests in the BH2 Designated Receivables and related rights and interests to the Purchasers (as defined therein);

          WHEREAS, the Seller has advised that from time to time it wishes to consolidate certain of the ARFC Designated Distribution Centers into BH2 Designated Distribution Centers and certain of the BH2 Designated Distribution Centers into ARFC Designated Distribution

Centers; and

          WHEREAS, subject to the terms hereof, the Buyer and the Seller wish to amend the Purchase Agreement to permit the consolidation of Distribution Centers as contemplated in the immediately preceding WHEREAS clause;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

          SECTION 1. Amendments to Section 1.1 of the Purchase Agreement.

          (i) The defined terms "ARFC Designated Distribution Center," "ARFC Designated Receivables," "BH2 Designated Distribution Center," "Facility Documents," "Lockbox Account," "Permitted Lockbox" and "Transferred Receivable(s)" are hereby deleted from Section 1.1 of the Purchase Agreement and replaced, respectively, with the following:

          "ARFC Designated Distribution Center" shall mean any Distribution Center of the Seller identified on Exhibit H hereto as an "ARFC Designated Distribution Center" and shall include, without limitation, each distribution center of each "Seller" party to the Affiliate Purchase Agreement on and as of September 30, 2002 (including, without limitation, James Brudnick Company, Inc. and C.D. Smith Healthcare, Inc.), as such Exhibit H may be amended from time to time pursuant to and in connection with a Distribution Center Consolidation.

          "ARFC Designated Receivables" shall mean, collectively (but without duplication) (i) all Receivables acquired by the Seller, as buyer, under the Affiliate Purchase Agreement and (ii) all Receivables generated by the Seller at any ARFC Designated Distribution Center; provided that any such Receivables that become BH2 Designated Receivables in connection with a Distribution Center Consolidation shall no longer constitute ARFC Designated Receivables.

          "BH2 Designated Distribution Center" shall mean any Distribution Center of the Seller identified on Exhibit H hereto as a "BH2 Designated Distribution Center," as such Exhibit H may be amended from time to time pursuant to and in connection with a Distribution Center Consolidation.

          "Facility Documents" shall mean, collectively, this Agreement, the Affiliate Purchase Agreement, the Receivables Purchase Agreement, each Reconveyance Agreement, and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

          "Lockbox Account" shall mean a demand deposit account identified on Exhibit B hereto maintained with a Permitted Lockbox Bank pursuant to the Lockbox

          Servicing Instructions for the purpose of depositing payments made by the Obligors, as such Exhibit B may be amended, supplemented and otherwise modified from time to time to reflect a Distribution Center Consolidation, and such other accounts as the Buyer may establish from time to time in accordance with the Receivables Purchase Agreement.

          "Permitted Lockbox" shall mean a post office box or other mailing location identified on Exhibit B hereto maintained by a Permitted Lockbox Bank pursuant to the Lockbox Servicing Instructions for the purpose of receiving payments made by the Obligors for subsequent deposit into a related Lockbox Account, as such Exhibit B may be amended, supplemented and otherwise modified from time to time to reflect a Distribution Center Consolidation, and such other post office box or other mailing location as the Buyer may establish from time to time in accordance with the Receivables Purchase Agreement.

          "Transferred Receivable(s)" shall have the meaning specified in
          Section 2.1 hereof; provided that once a Transferred Receivable has been (i) deemed collected pursuant to Section 2.6 and payment therefor made or (ii) repurchased in connection with a Distribution Center Consolidation, it will no longer constitute a Transferred Receivable hereunder.

          (ii) The following new defined terms are hereby inserted in
Section 1.1 of the Purchase Agreement in appropriate alphabetical order:

          "BH2 Designated Receivables" shall mean all Receivables generated by the Seller at any BH2 Designated Distribution Center; provided that any such Receivables that become ARFC Designated Receivables in connection with a Distribution Center Consolidation shall no longer constitute BH2 Designated Receivables.

          "Distribution Center Consolidation" shall mean any consolidation of a BH2 Designated Distribution Center into an ARFC Designated Distribution Center and any consolidation of an ARFC Designated Distribution Center into a BH2 Designated Distribution Center, in each case, pursuant to, and in accordance with, Section 2.5A hereof.

          "Reconveyance Agreement" shall mean a reconveyance agreement in substantially the form of Exhibit I attached hereto.

          SECTION 2. Addition of New Section 2.5A to the Purchase Agreement. The following new Section 2.5A is hereby inserted immediately after Section 2.5 of the Purchase Agreement:

          SECTION 2.5A Distribution Center Consolidations. From time to time, the Seller may (but shall have no obligation to) consummate Distribution Center Consolidations; provided, however, that if the Seller proposes to consummate any

          Distribution Center Consolidation, the Seller shall provide the Buyer and the Administrative Agent with at least 60 days (or, in the case of the first such Distribution Center Consolidation only, at least one day) prior written notice detailing the proposed consolidation (including, without limitation, identifying the specific Distribution Centers involved in such Distribution Center Consolidation, identifying the Permitted Lockboxes and Lockbox Accounts involved in (or otherwise affected by or related to) such Distribution Center Consolidation (including any such Permitted Lockboxes and/or Lockbox Accounts to be opened, closed or transferred in connection therewith), identifying the Obligors involved in (or otherwise affected by or related to) such Distribution Center Consolidation, and setting forth the actions proposed to be taken with respect thereto) and specifying the proposed date of such consolidation, and such consolidation shall be subject to satisfaction of the following conditions precedent:

          (a) No Termination Event, Servicing Default, Potential Termination Event or unmatured Servicing Default shall have occurred and be continuing or will result after giving effect to such Distribution Center Consolidation and no "Termination Event" or "Incipient Termination Event" under and as defined in the BH2/GE Receivables Purchase Agreement shall have occurred and be continuing or will result after giving effect to such Distribution Center Consolidation;

          (b) (i) All of the representations and warranties of the Buyer, the Seller, the Servicer and the Guarantor, as applicable, contained in this Agreement, the Receivables Purchase Agreement and the other Purchase Documents shall be true and correct in all material respects on and as of date of such Distribution Center Consolidation, both before and after giving effect to such Distribution Center Consolidation (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date); and

                (ii) The Guarantor shall have ratified and confirmed that all of its obligations under or in connection with Article IV-A and
                Section 6.05 of the Receivables Purchase Agreement remain in full force and effect, both before and after giving effect to such Distribution Center Consolidation;

          (c) An amended and restated Exhibit H to reflect such Distribution Center Consolidation shall have been prepared by the Seller and delivered to the Buyer and the Administrative Agent;

          (d) To the extent the Distribution Center Consolidation provides for the consolidation of an ARFC Designated Distribution Center into a BH2 Designated Distribution Center:

          (i) the Administrative Agent and the "Buyer" under the Receivables Purchase Agreement shall have reconveyed the Purchased Interest in all outstanding ARFC Designated Receivables generated at such ARFC Designated Distribution Center in accordance with Section 2.17(a) of the Receivables Purchase Agreement, the Administrative Agent, the "Buyer" under the Receivables Purchase Agreement and the Buyer hereunder shall have executed and delivered a Purchaser Interest Reconveyance Agreement, and the Buyer hereunder shall have paid any amounts due with respect thereto pursuant to Section 2.17(a) of the Receivables Purchase Agreement;

          (ii) the Buyer and the Administrative Agent shall have completed the actions and made the deliveries required by Section 4.09A(i) of the Receivables Purchase Agreement;

          (iii) the Buyer and the Seller (with the consent of the Administrative Agent) shall have executed and delivered a Reconveyance Agreement in substance satisfactory to the Buyer and the Administrative Agent and the Buyer shall have received the "Purchase Price" set forth therein; and

          (iv) the Administrative Agent shall have received an officer's certificate signed by a Responsible Officer of the Buyer to the effect that the Purchase Price equals the fair market value of the "Reassigned Receivables" (as defined in the applicable Reconveyance Agreement);

     (e) To the extent such Distribution Center Consolidation provides for the consolidation of a BH2 Designated Distribution Center into an ARFC Designated Distribution Center:

          (i) to the extent the Outstanding Balance of the Receivables originated at such BH2 Designated Distribution Center are in excess of the lesser of (A) $25,000,000 and (B) 10.0% of the Outstanding Balance of Transferred Receivables, the "Buyer" under the Receivables Purchase Agreement shall have received such written notice or confirmation as it deems necessary or appropriate from each of Moody's and S&P to the effect that such consolidation (or events related thereto) will not result in a reduction or withdrawal of the rating of its Commercial Paper and the Buyer hereunder and the Administrative Agent shall have completed satisfactory due diligence with respect to the Receivables originated at such BH2 Designated Distribution Center;

          (ii) the Buyer and the Administrative Agent shall have received evidence satisfactory to them of completion of the actions and deliveries required by Section 4.09A(ii) of the Receivables Purchase Agreement;

                       (iii) the Buyer and the Administrative Agent shall have received satisfactory documentation evidencing (A) the reconveyance to BH2 of the Purchaser Interest (as defined in the BH2/GE Receivables Purchase Agreement) in the Receivables generated at such BH2 Designated Distribution Center and the release of liens associated therewith, (B) the reconveyance of the Receivables generated at such BH2 Designated Distribution Center to the Seller and the release of liens associated therewith, and (C) that the conditions precedent to such Distribution Center Consolidation have been satisfied in accordance with the BH2/GE Receivables Purchase Agreement and the AmeriSource/BH2 Purchase Agreement;

                  (f) The Administrative Agent shall have received an officer's certificate from each of the Buyer, the Seller, the Servicer and the Guarantor, as applicable, in each case, dated the date of such Distribution Center Consolidation, signed by a Responsible Officer of such Person, certifying (i) as to the applicable matters set forth in Section 2.5A(a), together with a pro forma compliance certificate setting forth the calculations (as applicable) substantiating such certifications, (ii) among other things, as to the matters set forth in Section 2.5A(b), (iii) as to the truth, accuracy and completion of the matters set forth in Section 2.5A(d) or (e), as applicable and, in the case of the Seller's officer certificate, attaching an amended and restated Exhibit H to reflect the Distribution Center Consolidation;

                  (g) On the date of such Distribution Center Consolidation, the Buyer and the Administrative Agent shall have received a current receivables aging report with respect to the Receivables generated at the Distribution Center being consolidated into a surviving Distribution Center, which receivables aging report shall be in form and substance satisfactory to the Buyer and the Administrative Agent (which report the Administrative Agent shall provide to each of S&P and Moody's, together with a copy of the notice delivered pursuant to the first paragraph of this Section 2.5A);

                  (h) Without limiting Section 2.5A(d)(ii) or (e)(ii), not less than 5 days prior to the date of such Distribution Center Consolidation, the Buyer and the Administrative Agent shall have received evidence (in form and substance satisfactory to each of them) demonstrating that appropriate actions have been taken and procedures established (all of which actions and procedures must be satisfactory to the Buyer and the Administrative Agent) to prevent (after giving effect to such Distribution Center Consolidation) the commingling of Collections in respect of Transferred Receivables with those of any other Receivables in any Permitted Lockbox or Lockbox Account; and

                  (i) The Buyer and the Administrative Agent shall have received such additional documentation as the Buyer or Administrative Agent may reasonably request.

                  SECTION 3. Amendment to Section 3.2(g) of the Purchase Agreement. Section 3.2(g) of the Purchase Agreement is hereby deleted and replaced with the following:

                  Distribution Centers; Etc. Exhibit H attached hereto identifies all ARFC Designated Distribution Centers and all BH2 Designated Distribution Centers. Exhibit B attached hereto also identifies each bank and other financial institution at which each Distribution Center maintains post office boxes and deposit accounts for the receipt of collections for the Receivables generated at such Distribution Center and identifies the related post office box address and the related account numbers. The Seller represents that the Seller does not generate or otherwise create or maintain any Receivables that are neither ARFC Designated Receivables nor BH2 Designated Receivable. The Seller further represents and warrants that Exhibit H hereto includes as ARFC Designated Distribution Centers all distribution centers of each "Seller" party to the Affiliate Purchase Agreement on and as of September 30, 2002 (including, without, limitation, James Brudnick Company, Inc. and C.D. Smith Healthcare, Inc.).

                  SECTION 4. Representations and Warranties; Etc. In order to induce the Buyer to execute and deliver this Amendment, the Seller hereby represents and warrants on the date hereof (after giving effect to this Amendment and the Tenth Amendment to the Receivables Purchase Agreement), that each of the representations and warranties set forth in Section 3.1 of the Purchase Agreement is true and correct; provided that, references in Section 3.1 of the Purchase Agreement to "this Agreement" or the "Facility Documents" shall mean and be a reference to, or shall include, the Purchase Agreement (after giving effect to this Amendment and the Tenth Amendment to the Receivables Purchase Agreement).

                  SECTION 5. Amendments to Exhibits. Exhibit I attached hereto is hereby inserted immediately after Exhibit H attached to the Purchase Agreement.

                  SECTION 6. Purchase Agreement in Full Force and Effect, as Amended. Except as specifically stated herein, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect. All references to the Purchase Agreement in any Facility Document or any other document or instrument shall be deemed to mean the Purchase Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Purchase Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Purchase Agreement, as amended by this Amendment, as though the terms and obligations of the Purchase Agreement were set forth herein.

                  SECTION 7. Effectiveness. This Amendment shall become effective in accordance with its terms upon receipt by the Buyer and the Administrative Agent of each of the following:

                  (a) an executed counterpart of this Amendment from each party hereto (including the consent of the Administrative Agent and General Electric Capital Corporation, as the administrative agent under the BH2/GE Receivables Purchase Agreement); and

                  (b) a fully executed Tenth Amendment to the Receivables Purchase Agreement, dated as of the date hereof, which amendment shall have become effective in accordance with its terms.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above set forth.

                                               AMERISOURCE RECEIVABLES FINANCIAL
                                               CORPORATION,
                                               as Buyer


                                               By ______________________________
                                                  Name:
                                                  Title:


                                               AMERISOURCEBERGEN DRUG
                                               CORPORATION, as Seller

                                               By ______________________________
                                                  Name:
                                                  Title:



CONSENTED TO AS OF THE DATE
FIRST ABOVE SET FORTH:

JPMORGAN CHASE BANK,
as Administrative Agent


By ______________________________
   Name:
   Title:

WITH THE CONSENT OF:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent under the BH2/GE
Receivables Purchase Agreement

By ______________________________
   Name:
   Title:



 [Signature Page to the Third Amendment to the AmeriSource Purchase Agreement]

                                                                       EXHIBIT I
                                                                              to
                                                              Purchase Agreement

                                     FORM OF
                             RECONVEYANCE AGREEMENT

            THIS RECONVEYANCE AGREEMENT (this "Agreement") is made and entered into as of [INSERT DATE], between AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (the "Buyer") and AMERISOURCEBERGEN DRUG CORPORATION (f/k/a AmeriSource Corporation), a Delaware corporation (the "Seller"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

                               Statement of Facts

            Pursuant to that certain Purchase Agreement, dated as of May 14, 1999, between the Buyer and the Seller (as amended, restated supplemented or otherwise modified from time to time, the "Purchase Agreement"), the Buyer has purchased from time to time from the Seller certain trade receivables (and related rights thereto) generated at ARFC Designated Distribution Centers.

            The Seller has given notice to the Buyer of the Seller's intent to consolidate the Consolidating Location (defined below) into a BH2 Designated Distribution Center in accordance with Section 2.5A of the Purchase Agreement and, in connection therewith, to repurchase from the Buyer all outstanding ARFC Designated Receivables with respect to the Consolidating Location (as set forth in Schedule II hereto or in such other format as is acceptable to the Buyer, the "Reassigned Receivables") and have the Buyer release its security interests therein.

                               Statement of Terms

            NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Distribution Center Consolidation. On the date hereof, the Seller will consolidate the ARFC Designated Distribution Center located at [insert location details here] (the "Consolidating Location") into the BH2 Designated Distribution Center located at [insert location details here]. On the date hereof, Exhibit H to the Purchase Agreement is hereby amended to provide that the Consolidating Location is not an "ARFC Designated Distribution Center" but is a "BH2 Designated Distribution Center." [As of the date hereof, the Outstanding Balance of the Reassigned Receivables is $[_________].]

     2. Reconveyance by Buyer.

     a. In connection with the Distribution Center Consolidation detailed in Paragraph 1 above, and subject to the terms and conditions of this Agreement, the Buyer hereby sells, assigns, transfers, and conveys to the Seller without recourse, and the Seller hereby accepts, purchases and receives, all of the Buyer's rights, titles and interests in and to the Reassigned Receivables. In consideration of the Buyer's transfer and conveyance hereunder to the Seller of the Reassigned Receivables, the Seller shall pay a purchase price $[________] (the "Purchase Price"), to be paid as set forth on Schedule I hereto either in cash and/or in the form of a reduction of the Subordinated Note owing by the Buyer to the Seller, if any, which Purchase Price represents the fair market value of the Reassigned Receivables as of the date hereof.

     b. Subject to the terms and conditions of this Agreement, the Buyer hereby releases and terminates all security interests or other rights or interests that the Buyer may have in (i) the Reassigned Receivables, (ii) the Seller's rights in the merchandise (including returned goods) relating to the Reassigned Receivables, (iii) all Reassigned Accounts, (iv) any other Related Security to the extent relating to the foregoing, and (v) all proceeds, substitutions and replacements for each of the foregoing (the "Released Security Interest").

     3. Effectiveness of this Agreement. This Agreement shall become effective as of the date hereof when signed by the Buyer and the Seller and consented to by the Administrative Agent.

     4. Further Assurances. The Buyer hereby agrees to execute and deliver such UCC financing statements and such other documents as the Seller may reasonably request from time to time in order to more fully effectuate the transactions contemplated by this Agreement (including, without limitation, those necessary to terminate or assign Account Transfer Letters); provided, however, that any and all such financing statements and other documents shall be prepared and/or recorded at the Seller's expense.

     5. Representations and Warranties. Each of the parties hereto represents and warrants that it has the full corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder and that this Agreement has been duly and validly executed and delivered by it (and assuming the due and valid execution and delivery hereof by all other parties hereto) constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms.

     6. Miscellaneous. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of several counterparts, and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument. The delivery of an executed counterpart hereof by facsimile shall constitute delivery of an executed counterpart hereof.

                            [Signature Page Follows]

          IN WITNESS, each of the parties hereto, by their respective duly authorized signatories, has executed and delivered this Agreement as of the date first above written.

                                            AMERISOURCEBERGEN DRUG CORPORATION,
                                            as Seller


                                            ------------------------------------
                                            Name:
                                            Title:

                                            AMERISOURCE RECEIVABLES FINANCIAL
                                            CORPORATION
                                            as Buyer


                                            ------------------------------------
                                            Name:
                                            Title:


CONSENTED TO AS OF THE
DATE FIRST ABOVE SET FORTH:

JPMORGAN CHASE BANK,
as Administrative Agent

By:
   ----------------------------
   Name:
   Title:

                                   SCHEDULE I

                                 Purchase Price

--------------------------------------------------------------------------------
Outstanding     Fair Market        Fair Market      Reduction to     Cash
-----------     -----------        -----------      ------------     -----
Balance of      Value/Purchase     Value            Subordinated
----------      --------------     -----            ------------
Reassigned      Price in $         (as a            Note
----------      ----------         -----            ----
Receivables                        percentage)
-----------                        -----------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE II

                             Reassigned Receivables